- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Exhibit 4-n
                            FIFTY-FIRST SUPPLEMENTAL
                                   INDENTURE
                                       TO
                      INDENTURE DATED SEPTEMBER  1, 1939.
                                ----------------

                                PSI ENERGY, INC.
         (FORMERLY NAMED "PUBLIC SERVICE COMPANY OF INDIANA, INC." AND

        SUCCESSOR BY CONSOLIDATION TO PUBLIC SERVICE COMPANY OF INDIANA)
                                       TO
                             LASALLE NATIONAL BANK
                                   AS TRUSTEE
               (SUCCESSOR TO THE FIRST NATIONAL BANK OF CHICAGO)
                                ----------------

                          DATED AS OF FEBRUARY 1, 1994
                                ----------------

              CREATING FIRST MORTGAGE BONDS, SERIES  AAA, 7 1/8%,
                              DUE FEBRUARY 1, 2024
                                      AND
              OTHERWISE SUPPLEMENTING AND AMENDING THE INDENTURE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                ----------------

                                                                    PAGE
                                                                    ----
Parties:
 Company (PSI Energy, Inc. formerly named Public Service Company of
   Indiana, Inc., successor by consolidation to Initial Mortgagor
   (Public Service Company of Indiana)), and Trustee...............   1
Recitals:
 Indenture of the Initial Mortgagor, dated September 1, 1939, and
   First Supplemental Indenture thereto of the Initial Mortgagor,
   dated as of March 1, 1941.......................................   1
 Consolidation of Initial Mortgagor (and four other companies) into
   the Company.....................................................   1
 Execution by Company of Second Supplemental Indenture to the orig-
   inal Indenture..................................................   1
 Company substituted for Initial Mortgagor under Indenture.........   2
 Execution by Company of Third through the Fiftieth Supplemental
   Indentures to the original Indenture............................   2
 LaSalle National Bank, successor to original Trustee..............   3
 Change of name of Company from Public Service Company of Indiana,
   Inc. to PSI Energy, Inc.........................................   3
 Amount of bonds presently outstanding under the Indenture.........   3
 Fifty-First Supplemental Indenture and bonds of Series AAA autho-
   rized...........................................................   4
 Conditions precedent performed....................................   5
Executing Clause...................................................   5

                                   ARTICLE I.

                   First Mortgage Bonds, Series AAA, 7 1/8%,

                              Due February 1, 2024
Section 1.  Creation and designation of bonds of Series AAA........   5
Section 2.  Bonds of Series AAA to be in registered form only......   5
            Form of face of bonds of Series AAA....................   6
            Form of reverse of bonds of Series AAA and Trustee's
              certificate..........................................   8
Section 3.  Date of bonds of Series AAA............................  11
Section 4.  Maturity date and interest rate of bonds of Series AAA.  11
Section 5.  Place and manner of payment of bonds of Series AAA.....  11
Section 6.  Denominations and numbering of definitive bonds of Se-
              ries AAA.............................................  11
            Temporary bonds of Series AAA and exchange thereof for
              definitive bonds.....................................  11

                                                                      PAGE
                                                                      ----
                                  ARTICLE II.

                        Issuance of Bonds of Series AAA.

Section 1.  $50,000,000 of bonds of Series AAA issuable at once......  12
Section 2.  Issuance of additional bonds of Series AAA...............  12

                                  ARTICLE III.

                             Indenture Amendments.

Section 1.  Amendments to Article I of the original Indenture........  12
Section 2.  Amendments to Article VII of the original Indenture......  13
Section 3.  No sinking fund for bonds of Series AAA..................  13

                                  ARTICLE IV.

                            Concerning the Trustee.

Acceptance of trust by Trustee.............................................  13
Trustee not responsible for validity or sufficiency of Fifty-First Sup-
  plemental Indenture, etc.................................................  13
Terms and conditions of Article XVII of the original Indenture to be ap-
  plied to the Fifty-First Supplemental Indenture..........................  13

                                   ARTICLE V.

                           Miscellaneous Provisions.

Section 1.  References in any article or section of the original
              Indenture refer to such article or section as amended
              by all Fifty-One Supplemental Indentures thereto.....  14
Section 2.  Operation and construction of amendments to the origi-
              nal Indenture........................................  14
Section 3.  All covenants, etc., for sole benefit of parties to the
              Fifty-First Supplemental Indenture and holders of
              bonds................................................  14
Section 4.  Table of contents and headings of articles not part of
              Fifty-First Supplemental Indenture...................  14
Section 5.  Execution of Fifty-First Supplemental Indenture in
              counterparts.........................................  14
Section 6.  Payments Due on Legal Holidays.........................  14

Attestation Clause..........................................................  15
Signatures..................................................................  15
Acknowledgment by Company...................................................  16
Acknowledgment by Trustee...................................................  17

 FIFTY-FIRST SUPPLEMENTAL INDENTURE dated as of the first day of February, 1994, made and entered into by and between PSI Energy, Inc. (hereinafter com-monly referred to as the "Company"), a corporation organized and existing un-der the laws of the State of Indiana, formerly named Public Service Company of Indiana, Inc., and the successor by consolidation to Public Service Company of Indiana, an Indiana corporation, party of the first part, and LaSalle National Bank, a national banking association organized and existing under the laws of the United States and having its office or place of business in the City of Chicago, State of Illinois and the successor trustee to The First National Bank of Chicago (hereinafter commonly referred to as the "Trustee"), party of the second part,

 Witnesseth:

 Whereas, Public Service Company of Indiana (hereinafter commonly referred to as the "Initial Mortgagor"), prior to its consolidation with certain other corporations to form the Company, executed and delivered to the Trustee a cer-tain indenture of mortgage or deed of trust (hereinafter called the "original Indenture" when referred to as existing prior to any amendment thereto, and the "Indenture" when referred to as heretofore, now or hereafter amended), dated September 1, 1939, and a First Supplemental Indenture thereto, dated as of March 1, 1941, to secure the bonds of the Initial Mortgagor, its successors and assigns, issued from time to time under the Indenture in series for the purposes of and subject to the limitations specified in the Indenture; and

 Whereas, the Company on September 6, 1941 became, through a consolidation, the successor of the Initial Mortgagor (and four other companies) and suc-ceeded to all the rights and became liable for all the obligations of the Ini-tial Mortgagor (and such other companies); and

 Whereas, after said consolidation, the Company executed and delivered a Sec-ond Supplemental Indenture, dated as of November 1, 1941, to the original In-denture for the purposes, among others, of (i) the making by the Company of an agreement of assumption and adoption by it of the Indenture, (ii) the assump-tion by the Company of the bonds (and interest and premium, if any, thereon) issued or to be issued under the Indenture, and of all terms, covenants and conditions binding upon it under the Indenture, and the agreeing by the Com-pany to pay, perform and fulfill the same, and (iii) the conveying to the Trustee upon the trusts declared in the Indenture, but subject to any outstanding liens and encum-brances, all the property which the Company then owned or which it might thereafter acquire, except property of a character similar to the property of the Initial Mortgagor which is excluded from the lien of the Indenture; and

 Whereas, all conditions have been met and all acts and things necessary have been done and performed to make the Indenture the valid and binding agreement of the Company and to substitute the Company for the Initial Mortgagor under the Indenture, and to vest the Company with each and every right and power of the Initial Mortgagor, including the right and power to issue bonds thereun-der; and

 Whereas, the Company has subsequently executed and delivered, for purposes authorized under the Indenture, a Third Supplemental Indenture dated as of March 1, 1942, a Fourth Supplemental Indenture dated as of May 1, 1943, a Fifth Supplemental Indenture dated as of August 1, 1944, a Sixth Supplemental Indenture dated as of September 1, 1945, a Seventh Supplemental Indenture dated as of November 1, 1947, an Eighth Supplemental Indenture dated as of January 1, 1949, a Ninth Supplemental Indenture dated as of May 1, 1950, a Tenth Supplemental Indenture dated as of July 1, 1952, an Eleventh Supplemen-tal Indenture dated as of January 1, 1954, a Twelfth Supplemental Indenture dated as of October 1, 1957, a Thirteenth Supplemental Indenture dated as of February 1, 1959, a Fourteenth Supplemental Indenture dated as of July 15, 1960, a Fifteenth Supplemental Indenture dated as of June 15, 1964, a Six-teenth Supplemental Indenture dated as of January 1, 1969, a Seventeenth Sup-plemental Indenture dated as of March 1, 1970, an Eighteenth Supplemental In-denture dated as of January 1, 1971, a Nineteenth Supplemental Indenture dated as of January 1, 1972, a Twentieth Supplemental Indenture dated as of February 1, 1974, a Twenty-First Supplemental Indenture dated as of August 1, 1974, a Twenty-Second Supplemental Indenture dated as of August 1, 1975, a Twenty-Third Supplemental Indenture dated as of January 1, 1977, a Twenty-Fourth Sup-plemental Indenture dated as of October 1, 1977, a Twenty-Fifth Supplemental Indenture dated as of September 1, 1978, a Twenty-Sixth Supplemental Indenture dated as of September 1, 1978, a Twenty-Seventh Supplemental Indenture dated as of March 1, 1979, a Twenty-Eighth Supplemental Indenture dated as of May 1, 1979, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1980, a Thir-tieth Supple-mental Indenture dated as of August 1, 1980, a Thirty-First Supplemental In-denture dated as of February 1, 1981, a Thirty-Second Supplemental Indenture dated as of August 1, 1981, a Thirty-Third Supplemental Indenture dated as of December 1, 1981, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1982, a Thirty-Fifth Supplemental Indenture dated as of March 30, 1984, a Thirty-Sixth Supplemental Indenture dated as of November 15, 1984, a Thirty-Seventh Supplemental Indenture dated as of August 15, 1985, a Thirty-Eighth Supplemental Indenture dated as of October 1, 1986, a Thirty-Ninth Supplemen-tal Indenture dated as of March 15, 1987, a Fortieth Supplemental Indenture dated as of June 1, 1987, a Forty-First Supplemental Indenture dated as of June 15, 1988, a Forty-Second Supplemental Indenture dated as of August 1, 1988, a Forty-Third Supplemental Indenture dated as of September 15, 1989, a Forty-Fourth Supplemental Indenture dated as of March 15, 1990, a Forty-Fifth Supplemental Indenture dated as of March 15, 1990, a Forty-Sixth Supplemental Indenture dated as of June 1, 1990, a Forty-Seventh Supplemental Indenture dated as of July 15, 1991, a Forty-Eighth Supplemental Indenture dated as of July 15, 1992, a Forty-Ninth Supplemental Indenture dated as of February 15, 1993, and a Fiftieth Supplemental Indenture dated as of February 15, 1993, each supplementing and amending the Indenture, and

 Whereas, the Thirty-Fifth Supplemental Indenture, authorized and appointed LaSalle National Bank, a national banking association, duly organized and ex-isting under the law of the United States of America, with its principal of-fice in Chicago, Illinois, as Successor Trustee to The First National Bank of Chicago, which appointment was accepted, and all trust powers under the Inden-ture were thereby transferred from The First National Bank of Chicago to LaSalle National Bank; and

 Whereas, the Forty-Sixth Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc. effective as of April 20, 1990; and

 Whereas, as of February 1, 1994, the only bonds that have been heretofore is-sued under the Indenture which are now outstanding are $26,429,000. aggregate principal amount of "Public Service Company of

Indiana, Inc. First Mortgage Bonds, Series S, 7%, Due January 1, 2002" and $24,140,000. aggregate principal amount of "Public Service Company of Indiana, Inc. First Mortgage Bonds, Series Y, 7 5/8%, Due January 1, 2007" and $5,000,000. aggregate principal amount of "Public Service Company of Indiana, Inc. First Mortgage Bonds, Series BB, 6 5/8%, Due March 1, 2004" and $35,000,000. aggregate principal amount of "Public Service Company of Indiana, Inc. First Mortgage Bonds, Series NN, 7.60%, Due March 15, 2012" and $23,000,000. aggregate principal amount of "Public Service Company of Indiana, Inc. First Mortgage Bonds, Series QQ, 8 1/4%, Due June 15, 2013" and $50,000,000. aggregate principal amount of "Public Service Company of Indiana, Inc. First Mortgage Bonds, Series RR, 9 3/4%, Due August 1, 1996" and $10,000,000. aggregate principal amount of "Public Service Company of Indiana, Inc. First Mortgage Bonds, Series TT, 7 3/8%, Due March 15, 2012" and $14,250,000. aggregate principal amount of "Public Service Company of Indiana, Inc. First Mortgage Bonds, Series UU, 7 1/2%, Due March 15, 2015" and $300,000,000. aggregate principal amount of "PSI Energy, Inc. First Mortgage Bonds, Series VV, Due July 15, 2026" and $230,000,000. aggregate principal amount of "PSI Energy, Inc. First Mortgage Bonds, Series WW, Due August 15, 2027" and $30,000,000. aggregate principal amount of "PSI Energy, Inc. First Mortgage Bonds, Series YY, 5.60%, Due February 15, 2023" and $50,000,000. ag-gregate principal amount of "PSI Energy, Inc. First Mortgage Bonds, Series ZZ, 5 3/4%, Due February 15, 2028"; and

 Whereas, in accordance with the provisions of Section 1 of Article XVIII of the Indenture, the Board of Directors has authorized the execution and deliv-ery by the Company of a Fifty-First Supplemental Indenture, substantially in the form of this Fifty-First Supplemental Indenture, for the purpose of creat-ing a forty-sixth series of bonds to be issued under the Indenture, to be known as "PSI Energy, Inc. First Mortgage Bonds, Series AAA, 7 1/8%, Due Feb-ruary 1, 2024" (such bonds being hereinafter referred to as "bonds of Series AAA") and prescribing the form and substance of the bonds of Series AAA and the terms, provisions and characteristics thereof, and for the purpose of add-ing to the covenants and agreements of the Company for the protection of the bondholders and of the trust estate and of making such changes in the Inden-ture as are deemed necessary or desirable and as are permitted by the Inden-ture; and

 Whereas, all conditions and requirements necessary to make this Fifty-First Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

 Now, Therefore, in consideration of the premises, and of the acceptance and purchase of the bonds of Series AAA by the holders and registered owners thereof, and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, the receipt whereof is hereby acknowledged, and in accordance with and subject to the terms and provisions of the Indenture, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-First Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

                                  ARTICLE I.
                   First Mortgage Bonds, Series AAA, 7 1/8%,
                             Due February 1, 2024

 Section 1. There is hereby created a forty-sixth series of bonds to be is-sued under and secured by the Indenture, to be designated as "PSI Energy, Inc. First Mortgage Bonds, Series AAA, 7 1/8%, Due February 1, 2024", being the bonds of Series AAA hereinbefore referred to.

 Section 2. The bonds of Series AAA shall be issued only in the form of reg-istered bonds without coupons.

 The bonds of Series AAA and the Trustee's certificate to be endorsed thereon shall be substantially in the following forms, respectively:

                       (form of face of series aaa bond)

No. AAA-                                                          $............

                               PSI Energy, Inc.
                   First Mortgage Bond, Series AAA, 7 1/8%,
                             Due February 1, 2024

 PSI Energy, Inc., an Indiana corporation (hereinafter called the "Company"), for value received, hereby promises to pay to .................................
............., or registered assigns, the principal sum of ....................
........................................................................Dollars
on the first day of February, 2024 and to pay to the registered owner hereof interest on said sum from the date hereof, until said principal sum is paid, at the rate of seven and one-eighth per centum (7 1/8%) per annum, payable semi-annually on the first day of February and August in each year. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company main-tained for that purpose.

 REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE RE-VERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

 This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

 In Witness Whereof, PSI Energy, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its corporate seal or a fac-simile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
Dated as of:
                              PSI Energy, Inc.
                              By.............................................
                              ......................................President
Attest:
..................................
.........................Secretary

                     (form of reverse of series aaa bond)

 This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which LaSalle National Bank is successor trustee, (which indenture as amended by all supplemental indentures is hereinafter referred to as the "Indenture"). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the "Trustee". Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture the bonds secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

 This bond is one of a series designated as "PSI Energy, Inc. First Mortgage Bonds, Series AAA, 7 1/8%, Due February 1, 2024" (hereinafter referred to as "bonds of Series AAA") of the Company issued under and secured by the Indenture and created by a Fifty-First Supplemental Indenture, dated as of February 1, 1994, which also amends the Indenture.

 The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.

 The bonds of Series AAA are not subject to redemption prior to February 1, 2004. On or after that date, the bonds of Series AAA are subject to redemption prior to maturity, upon at least thirty (30) days' notice given in the manner and with the effect provided in the Indenture and the Fifty-First Supplemental Indenture, as a whole at any time or in part from time to time at the option of the Company, upon payment of the percentages of the principal amount thereof set forth in the tabulation below under the heading "Optional Redemption Price" during the respective twelve (12) months' period beginning February 1 in each of the years mentioned in said tabulation, to-wit:

      BEGINNING        OPTIONAL
      FEBRUARY        REDEMPTION
          1             PRICE
      ---------       ----------
2004.................  102.58%
2005.................  102.32%
2006.................  102.06%
2007.................  101.80%
2008.................  101.55%
2009.................  101.29%

      BEGINNING        OPTIONAL
      FEBRUARY        REDEMPTION
          1             PRICE
      ---------       ----------
2010.................  101.03%
2011.................  100.77%
2012.................  100.52%
2013.................  100.26%
2014 and thereafter..  100.00%

together in any case with interest accrued thereon to the redemption date.

 In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

 No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or direc-tor, past, present or future, of the Company or of any predecessor or succes-sor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

 The bonds of Series AAA are issuable only in registered form without coupons. This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of LaSalle National Bank, the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

 The bonds of Series AAA are issuable in the denomination of $1,000 and in such multiples thereof as shall from time to time be determined and authorized by the Board of Directors of the Company. In the manner and subject to the limitations provided in the Indenture, bonds of Series AAA are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the principal office or place of business of LaSalle National Bank, the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York.

 No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                        (form of trustee's certificate)
                             TRUSTEE'S CERTIFICATE

 This bond is one of the bonds of the series designated therein referred to and described in the within mentioned Indenture and Fifty-First Supplemental Indenture.

                               LaSalle National Bank,
                                as Trustee,

                               By.............................................
                                             Authorized Officer

 Section 3. Each bond of Series AAA issued prior to the first interest pay-ment date shall be dated as of February 1, 1994, and otherwise shall be dated as provided in Section 1 of Article II of the Indenture.

 Section 4. All bonds of Series AAA shall be due and payable on February 1, 2024, and shall bear interest from the date thereof at the rate of seven and one-eighth per centum (7 1/8%) per annum, payable semi-annually on the first day of February and August in each year, commencing August 1, 1994.

 Section 5. Both the principal of and the interest on the bonds of Series AAA shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Plainfield, Indiana, or, at the option of the holder thereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on the bonds of Series AAA may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

 Section 6. Definitive bonds of Series AAA shall be issuable in any de-nomination which is a multiple of $1,000 numbered consecutively from "AAA-1" upward.

 All bonds of Series AAA shall be executed on behalf of the Company by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents and shall have affixed thereto the seal of the Company or a facsimile thereof attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and shall be authenti-cated by the execution by the Trustee of the certificate endorsed on said bonds.

 No service charge will be made by the Company for the transfer or for the ex-change of bonds of Series AAA, except, in the case of transfer, a charge suf-ficient to reimburse the Company for any tax or other governmental charge pay-able in connection therewith.

 Pursuant to the provisions of Section 11 of Article II of the Indenture, bonds of Series AAA may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive bonds of Series AAA and exchange the temporary bonds for such definitive bonds in the manner provided for in said section, provided, however, no presentation or surrender of temporary bonds of Series AAA shall be necessary in order for the holders entitled to interest thereon to receive such interest.

                                  ARTICLE II.
                       Issuance of Bonds of Series AAA.

 Section 1. An initial issue of bonds of Series AAA, in the aggregate prin-cipal amount not exceeding fifty million dollars ($50,000,000), may be exe-cuted by the Company and delivered to the Trustee for authenti-cation, and shall be authenticated and delivered by the Trustee to or upon the order of the Company (which authentication and delivery may be made without awaiting the filing or recording of this Fifty-First Supplemental Indenture), upon receipt by the Trustee of the resolutions, certificates, orders, opinions and other instruments required by the provisions of Section 3 of Article IV of the Indenture to be received by the Trustee as a condition to the authentica-tion and delivery by the Trustee of bonds pursuant to said Section 3.

 Section 2. Subject to the limitations provided in Section 24 of Article V of the Indenture, additional bonds of Series AAA may be issued by the Company un-der the provisions of Sections 2, 3 or 4 of Article IV of the Indenture.

                                 ARTICLE III.
                             Indenture Amendments.

 Section 1. Article I of the Indenture, as heretofore amended, is hereby fur-ther amended (i) by adding immediately after subdivision "(90)" thereof an ad-ditional subdivision numbered "(91)" and reading as follows:

   "(91) The term "Fifty-First Supplemental Indenture' shall mean the Fifty-First Supplemental Indenture executed by the Company and the Trustee, dated as of February 1, 1994, supplementing and amending the Indenture, and the term "bonds of Series AAA' shall mean the "PSI Energy, Inc. First Mortgage Bonds, Series AAA, 7 1/8%, Due February 1, 2024,' created by the Fifty-First Supplemental Indenture."

and (ii) by changing the numbering of the present subdivision "(91)" thereof to "(92)".

 Section 2. Article VII of the Indenture, as heretofore amended, is hereby further amended by inserting therein immediately after Section 35 thereof, a new section designated "Section 36" and reading as follows:

   "Section 36. The bonds of Series AAA are not subject to redemption prior to February 1, 2004. On or after that date, at the option of the Company, and upon the notice and in the manner and with the effect provided in this article, the bonds of Series AAA may be redeemed by the Company as a whole at any time, or in part from time to time, prior to the maturity thereof, by the payment of the principal amount of the bonds called for redemption and accrued interest thereon to the date of redemption and a premium equal to a percentage of the principal amount, as follows:

   IF REDEEMED
     DURING
   THE TWELVE
     MONTHS'
     PERIOD
   COMMENCING
 WITH THE FIRST
     DAY OF               A
 FEBRUARY IN THE       PREMIUM
      YEAR:              OF
 ---------------       -------
      2004..........    2.58%
      2005..........    2.32%
      2006..........    2.06%
      2007..........    1.80%
      2008..........    1.55%
      2009..........    1.29%

  IF REDEEMED
     DURING
   THE TWELVE
    MONTHS'
     PERIOD
   COMMENCING
 WITH THE FIRST
     DAY OF             A
FEBRUARY IN THE      PREMIUM
     YEAR:             OF
- ---------------      -------
   2010.............  1.03%
   2011.............   .77%
   2012.............   .52%
   2013.............   .26%
   2014 and there-
        after.......   .00%

 Section 3. The bonds of Series AAA shall not be entitled to the benefit of a sinking fund.

                                  ARTICLE IV.
                            Concerning the Trustee.

 The Trustee hereby accepts the trusts hereby declared and agrees to perform the same upon the terms and conditions in the Indenture and in this Fifty-First Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-First Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Indenture shall apply to this Fif-ty-First Supplemental Indenture.

                                  ARTICLE V.
                           Miscellaneous Provisions.

 Section 1. Wherever in the original Indenture or in any of the fifty- one supplemental indentures thereto reference is made to any article or section of the original Indenture, such reference shall be deemed to refer to such arti-cle or section as amended by such supplemental indentures.

 Section 2. Upon the execution and delivery hereof, the Indenture shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were set forth in the original Indenture and each of the fifty-one supplemental indentures to the Indenture shall henceforth be read, taken and construed as one and the same instrument; but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the original Indenture or said supplemental indentures.

 Section 3. All the covenants, stipulations and agreements in this Fifty-First Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the hold-ers from time to time of the bonds.

 Section 4. The table of contents to, and the headings of the different arti-cles of, this Fifty-First Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of the provisions hereof, nor to control or affect the meaning, construction or effect of the same.

 Section 5. This Fifty-First Supplemental Indenture may be simultaneously exe-cuted in any number of counterparts, and all such counterparts shall consti-tute but one and the same instrument.

 Section 6. Whenever a payment of principal or interest in respect of the bonds of Series AAA is due on any day other than a Business Day (as hereinaf-ter defined), such payment shall be payable on the first Business Day next following such date, and, in the case of a principal payment, interest on such principal payment shall accrue to the date of such principal payment. For the purposes of this Section 6 the term Business Day shall mean any day other than a day on which the Trustee is authorized by law to close.

 In Witness Whereof, said PSI Energy, Inc. has caused this instru-ment to be executed in its corporate name by its President or one of its Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries and said LaSalle National Bank has caused this instrument to be executed in its corporate name by one of its Vice Presidents and to be attested by one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

                          PSI Energy, Inc.

                          By /s/ J. Wayne Leonard
                                (J. Wayne Leonard)
                                 Vice President

(Corporate Seal)

Attest:

/s/ E. Renae Conley
(E. Renae Conley) Assistant Secretary

Signed and delivered by PSI Energy,
Inc.  in the presence of:

/s/ Glen Kingseed
   (Glen Kingseed)
                               Witness

/s/ G. W. Roberts
   (G. W. Roberts )
                               Witness

                           LaSalle National Bank

                           By /s/ Sarah H. Webb
                                 (Sarah H. Webb) Vice President
Attest:

/s/ Lars P. Anderson
   (Lars P. Anderson) Assistant
            Secretary

   Signed and delivered by LaSalle Na-
tional  Bank in the presence of:

/s/ Diane S. Swanson
   (Diane S. Swanson)
                               Witness

/s/ Mark F. Rimkus
   (Mark F. Rimkus)
                               Witness

State of Indiana          ) ss:
County of Hendricks       )


 Be It Remembered, that on this 18th day of February, 1994, before me, the un-dersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared J. Wayne Leonard and E. Renae Conley, personally known to me to be the same persons whose names are sub-scribed to the foregoing instrument, and personally known to me to be a Vice President and an Assistant Secretary, respectively, of PSI Energy, Inc., an Indiana corporation, and acknowledged that they signed and delivered said in-strument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, and as the free and voluntary act of said PSI Energy Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by resolution of the Board of Directors of said Company.

 In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(Notarial Seal)

/s/ Kerri L. Hitchcock
   (Kerri L. Hitchcock)              Notary Public

My commission expires February 2, 1998.

County of residence: Hendricks

State of Illinois   ^^ ss:
County of Cook      ^^


 Be It Remembered, that on this 17th day of February, 1994, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Sarah H. Webb and Lars P. Anderson, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be a Vice President and an Assistant Secretary, respectively, of LaSalle National Bank, a national banking association, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, and as the free and voluntary act of said LaSalle National Bank, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by the bylaws of said association.

 In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(Notarial Seal)


/s/ Helen S. Phillips
   (Helen S. Phillips)               Notary Public

My commission expires November 24, 1996.

County of residence: Cook

 This instrument was prepared by Frank T. Lewis, Attorney-at-Law and Associate General Counsel of PSI Energy, Inc., 1000 East Main Street, Plainfield, Indi-ana.